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                                                                      EXHIBIT 23

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of Capstead Mortgage Corporation of our report dated January 30, 2001, except for NOTES 11 and 13, as to which the date is February 16, 2001 and February 20, 2001, respectively, included in the 2000 Annual Report to Stockholders of Capstead Mortgage Corporation. We also consent to the incorporation by reference in the following registration statements and the related prospectuses, of our report dated January 30, 2001, except for NOTES 11 and 13, as to which the date is February 16, 2001 and February 20, 2001, respectively, with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2000:

         o    Form S-8 (No. 33-40116);
         o    Form S-8 (No. 33-40117);
         o    Form S-3 (No. 33-62212);
         o    Form S-3 (No. 33-52415);
         o    Form S-8 (No. 33-53555);
         o    Form S-3 (No. 33-57164);
         o    Form S-3 (No. 333-03187);
         o    Form S-8 (No. 333-12719);
         o    Form S-3 (No. 333-26419);
         o    Form S-3 (No. 333-26865);
         o    A pre-effective amendment to Form S-3 (No. 333-26419);
         o    Form S-8 (No. 333-27215);
         o    A post-effective amendment to Form S-3 (No. 333-26865); and
         o    Form S-3 (No. 333-43169).



                                                           /S/ ERNST & YOUNG LLP

Dallas, Texas
March 15, 2001